  GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE
                                    FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen, i.e., 00-0000000. The table below will help determine the number to give the payer.

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                                               GIVE THE
                                               SOCIAL SECURITY
FOR THIS TYPE OF ACCOUNT                       NUMBER OF--
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1.                      An individual's        The individual
                        account

2.                      Two or more            The actual owner of
                        individuals (joint     the account or, if
                        account)               combined funds, the
                                               first individual on
                                               the account(1)

3.                      Husband and wife       The actual owner of
                        (joint account)        the account or, if
                                               joint funds, either
                                               person(1)

4.                      Custodian account of   The minor(2)
                        a minor (Uniform Gift
                        to Minors Act)

5.                      Adult and minor        The adult or, if the
                        (joint account)        minor is the only
                                               contributor, the
                                               minor(3)

6.                      Account in the name    The ward, minor, or
                        of guardian or         incompetent person(4)
                        committee for a
                        designated ward,
                        minor, or incompetent
                        person

7.                      a. The usual           The
                          revocable savings    grantor-trustee(3)
                          trust account
                          (grantor is also
                          trustee)

                        b. So-called trust     The actual owner(3)
                          account that is not
                          a legal or valid
                          trust under State
                          law

8.                      Sole proprietorship    The owner(5)
                        account
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                                               GIVE THE
                                               EMPLOYER
                                               IDENTIFICATION
FOR THIS TYPE OF ACCOUNT                       NUMBER OF--
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9.                      A valid trust,         The legal entity (do
                        estate, or pension     not furnish the
                        trust                  identifying number of
                                               the personal
                                               representative or
                                               trustee unless the
                                               legal entity itself
                                               is not designated in
                                               the account
                                               title.)(3)

10.                     Corporate account      The corporation

11.                     Religious,             The organization
                        charitable, or
                        educational
                        organization account

12.                     Partnership account    The partnership
                        held in the name of
                        the partnership

13.                     Association, club, or  The organization
                        other tax-exempt
                        organization

14.                     A broker or            The broker or nominee
                        registered nominee

15.                     Account with the       The public entity
                        Department of
                        Agriculture in the
                        name of a public
                        entity (such as a
                        State or local
                        government, school
                        district, or prison)
                        that receives
                        agricultural program
                        payments

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(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) List first and circle the name of the legal trust, estate, or pension trust.

(4) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(5) Show the name of the Owner.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

         GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER
                             ON SUBSTITUTE FORM W-9
                                     PAGE 2

OBTAINING A NUMBER:

If you do not have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number (for businesses and all other entites), at the local office of the Social Security Administration or the Internal Revenue Service (the "IRS") and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

    Payees specifically exempted from backup withholding on AI.I, payments include the following:

    - A corporation.

    - A financial institution

    - An organization exempt from tax under section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or an individual retirement plan.

    - The United States or any agency or instrumentalities.

    - A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality.

    - A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

    - An international organization or any agency or instrumentality thereof.

    - A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

    - A real estate investment trust.

    - A common trust fund operated by a bank under section 584(a) of the Code.

    - An exempt charitable remainder trust, or non-exempt trust described in section 4947(a)(1) of the Code.

    - An entity registered at all times under the Investment Company Act of 1940.

    - A foreign central bank of issue.

    Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

    - Payments to nonresident aliens subject to withholding under section 1441 of the Code.

    - Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

    - Payments of patronage dividends where the amount received is not paid in money.

    - Payments made by certain foreign organizations.

    - Payments made to a nominee.

    Payments of interest not generally subject to backup withholding include the following:

    - Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

    - Payments of tax-exempt interest (including exempt-interest dividends under section 852 of the Code).

    - Payments described in section 6049(b)(5) of the Code to nonresident aliens.

    - Payments on tax-free covenant bonds under section 1451 of the Code.

    - Payments made by certain foreign organizations.

    - Payments made to a nominee.

    Exempt payees described above should file a Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER. IF YOU ARE A NONRESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH PAYER A COMPLETED INTERNAL REVENUE FORM W-8 (CERTIFICATE OF FOREIGN STATUS).

    Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the sections 6041, 6041A, 6041A(a), 6045, 6050A and 6050N of the Code and the regulations promulgated therein.

    PRIVACY ACT NOTICE. Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, diviends and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES:

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING-- If you make a false statement with no reasonable basis that results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION-- Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

    FOR ADDITIONAL INFORMATION, CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.